UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a press release issued by Telephone and Data Systems, Inc. (“TDS”) on October 6, 2011, to disclose the adjournment of the special meeting of shareholders held on October 6, 2011 and certain related matters.

Contact:	Jane W. McCahon, Vice President, Corporate Relations
(312) 592-5379 jane.mccahon@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

TDS ADJOURNED OCTOBER 6, 2011 SPECIAL MEETING;

ADJOURNED MEETING TO BE HELD AT 2:00 P.M. ON OCTOBER 20, 2011

CHICAGO — October 6, 2011 — Telephone and Data Systems, Inc. [NYSE: TDS, TDS.S] today announced that it adjourned the special meeting of shareholders that was originally scheduled for October 6, 2011, to approve amendments to its restated certificate of incorporation and related proposals.

The meeting will be adjourned until 2:00 p.m., October 20, 2011, in order to solicit additional votes for approval of all of the proposals set forth in the Proxy Statement dated August 31, 2011.  The adjourned meeting will be held at the Standard Club, 320 S. Plymouth Court, Chicago, Illinois.

At the Special Meeting on October 6, 2011, TDS opened the polls for voting only for Proposal 8, the Adjournment Proposal.  There were sufficient votes FOR the approval of Proposal 8.  Accordingly, TDS adjourned the Special Meeting for the purpose of seeking additional votes for approval of Proposals 1 through 4.

Proposals 1 and 2 relate to an amendment to the TDS restated certificate of incorporation to reclassify its Special Common Shares as Common Shares on a one-for-one basis, and Proposals 3 and 4 relate to a vote amendment that will set the aggregate voting power of the Series A Common Shares and Common Shares at current levels, subject to adjustment as indicated in the Proxy Statement dated August 31, 2011.

Also, Proposals 5, 6 and 7 are conditioned on approval of Proposals 1, 2, 3 and 4.  Accordingly, the vote on Proposals 1 through 7 will be deferred until the adjourned meeting.

Shareholders who have not voted are asked to submit a proxy card to vote for each of the proposals.  Shareholders who previously voted against any of the proposals are asked to submit a revised proxy card to vote FOR each proposal.  If you no longer have a proxy card, additional copies may be obtained from our Proxy Solicitor: MacKenzie Partners, 105 Madison Avenue New York, New York 10016, (212) 929-5500 (Call Collect), or CALL TOLL-FREE (800) 322-2885 FAX: (212) 929-0308.  If you own your shares through a financial institution, please contact the institution to advise them that you wish to vote or change your vote for each proposal.

IMPORTANT INFORMATION: The foregoing information is not a solicitation of a proxy from any TDS shareholder.  This is being done only pursuant to a definitive proxy statement.  Additional information relating to the foregoing is included in TDS’ proxy materials filed with the SEC and distributed to shareholders.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders

and other investors may access such materials without charge at the SEC’s web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filings page. In addition, shareholders may obtain free copies of the proxy materials by contacting TDS’ proxy solicitor, MacKenzie Partners at (800) 322-2885.  TDS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TDS shareholders on behalf of the TDS board of directors in connection with the foregoing.  Information concerning such participants and their respective direct or indirect interests in TDS by security holdings or otherwise is included in TDS’ definitive proxy statement.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone and broadband services to approximately 7.1 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of June 30, 2011.

Visit www.teldta.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit our web sites at:

TDS: www.teldta.com	TDS Telecom: www.tdstelecom.com
USM: www.uscellular.com

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